SECURITIES PURCHASE AGREEMENT

By and Between

MORLEX, INC.

and

THE INVESTORS

Dated as of March __, 2008

SECURITIES PURCHASE AGREEMENT, dated as of _____, 2008 (this “Agreement”), by and among Morlex, Inc. (the “Company”), and each of the persons and entities listed on Schedule A hereto (each an “Investor” and collectively the “Investors”).

WITNESSETH:

WHEREAS, the Company desires to issue and sell to the Investors, and the Investors desire to purchase from the Company, Shares (as defined below).

NOW, THEREFORE, in consideration of the conditions and promises herein contained, the parties hereto agree as follows:

1. DEFINITIONS. For purposes of this Agreement, unless the context otherwise requires, the following terms shall have the following respective meanings:

“Agreement” has the meaning provided in the preamble.

“Ancillary Agreements” means the Escrow Agreement, the Registration Rights Agreement and any other agreement or instrument to which the Company is a party, the execution and delivery of which are contemplated hereby or thereby.

“Business Day” means a day other than a Saturday or Sunday or other day on which commercial banks in New York, New York are authorized or required to close.

“Bylaws” means the Bylaws of the Company, as in effect on the date of this Agreement.

“Claim” has the meaning provided in Section 7.3(b).

“Closing” has the meaning provided in Section 2.2(a).

“Closing Date” shall be ________ and such other dates as determined by the Company.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning provided in Section 3.5(a).

“Company” has the meaning provided in the preamble.

“Company’s Knowledge” means the actual knowledge of the members of the Company’s executive management.

“Contracts” has the meaning provided in Section 3.7.

“Financial Statements” has the meaning provided in Section 3.16.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States and consistently applied and maintained throughout the periods indicated. Whenever any accounting term is used herein which is not otherwise defined, it shall have the meaning ascribed thereto under GAAP.

“Indemnified Party” has the meaning provided in Section 7.3(b).

“Indemnifying Party” has the meaning provided in Section 7.3(b).

“Indemnitee Losses” has the meaning provided in Section 7.3(a).

“Interim Financial Statements” has the meaning provided in Section 3.16.

“Investor” and “Investors” have the meanings provided in the preamble.

"Investor Agent" means J. Gunnar Co., LLC, as representative for each of the Investors.

“Liabilities” has the meaning provided in Section 3.16.

“Majority Investors” means Investors who hold two-thirds (2/3) of the then-outstanding principal amount of the Shares.

“Material Adverse Effect” means a material adverse effect on the Company’s business, assets, properties, financial condition or results of operation, or on the ability of the Company to perform its obligations under and consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

“Material Contracts” has the meaning provided in Section 3.7.

“Person” means any natural person, corporation, partnership, limited liability company, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

"Placement Agent" means Joseph Gunnar & Co., LLC.

“Purchase Price” has the meaning provided in Section 2.1(a).

“Shares” means common stock, par value $__ per share, of the Company offered to the investors hereunder.

“Tax” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on-minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof.

2. PURCHASE AND SALE OF UNITS.

2.1 Sale and Issuance of Units.

(a) The Placement Agent agree to act as the Company’s exclusive placement agent with respect to the issuance and sale by the Company of (i) up to 2,700,000 shares of its common stock, at $0.75 per share, or $2,025,000, on the “best efforts, all or none” basis (the “Minimum Offering”), (ii) up to 2,700,000 shares of its common stock, also at $0.75 per share, or $2,025,000, on the “best efforts” basis for a maximum offering of $4,050,000 (the “Maximum Offering”), and (iii) up to 2,700,000 shares of its common stock, at $0.75 per share, or $2,025,000, on the “best efforts” basis with respect to this over-allotment amount.

(b) Subject to the terms and conditions set forth in this Agreement, the Company agrees to issue and sell to the Investor whose name appears on Schedule A attached hereto, and each Investor agrees to purchase from the Company the Shares as set forth on Schedule A at the purchase price of $0.75 per share purchased hereunder (the “Purchase Price”). The minimum investment hereunder shall be 75,000 Shares or $56,250 (the “Minimum Subscription”).

(c) The Shares shall have the rights, preferences and privileges set forth in the Company’s organizational documents as well as in the Form Registration Rights Agreement attached hereto as Exhibit A (the “RRA”).

2.2 Closing.

(a) Closing. Subject to the terms and conditions of this Agreement, at the Closing, the Company will sell to the Investors, severally and not jointly, and the Investors, severally and not jointly, will purchase from the Company, the Shares upon payment in full of the Purchase Price. At the Closing, the Company shall deliver to each Investor stock certificates representing the Shares that such Investor is purchasing, as set forth on Schedule A, against payment of the Purchase Price therefor by certified or bank check or wire transfer (to such account as the Company may designate to the Investors).

(b) Place of Closing. The purchase and sale of the Shares (the “Closing”) shall take place on the Closing Date at the offices of _____, ______ or at such other place as the Company and the Investors shall mutually agree.

2.3 Use of Proceeds. The Company shall use the proceeds of the sale of the Shares hereunder: (a) to complete its acquisition of Ad Authority, Inc. in the aggregate purchase price of $_______, (e) for general corporate purposes in the amount of approximately $_______.

2.4 Placement Agent Compensation. At the Closing, the funds received in respect of the Shares sold hereunder will be forwarded to the Company, net of the Placement Agent’s commissions and expenses as set forth in the Placement Agent Agreement executed by and between the Company and the Placement Agent dated as of March ___, 2008.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

The Company hereby represents, warrants and covenants to each Investor as follows:

3.1 Organization; Good Standing; Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of ____, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted, to execute and deliver this Agreement and each Ancillary Agreement, to issue and sell the Shares and to register such Shares in accordance with the terms of the RRA and to carry out the provisions of this Agreement and each Ancillary Agreement. The Company is duly qualified and is authorized to transact business and is in good standing as a foreign corporation in each other jurisdiction in which the failure to so qualify, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

3.2 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery by the Company of this Agreement and each Ancillary Agreement, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance (or reservation for issuance), sale and delivery of the Shares has been taken, and this Agreement constitutes, and each Ancillary Agreement, when executed and delivered, will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The sale of the Shares is not and will not be, subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

3.3 Valid Issuance of Common Stock. The Shares have been duly and validly reserved for issuance and will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.

3.4 Consents. No consent, approval, qualification, order or authorization of, or filing with, any Person is required on the part of the Company in connection with the Company’s valid execution, delivery or performance of this Agreement, the offer, sale or issuance of the Shares.

3.5 Capitalization and Voting Rights.

(a) The authorized capital of the Company consists of _____ shares of common stock, par value $____ per share (“Common Stock”), of which _____ are issued and outstanding, and _______ shares of preferred stock, par value $_____ per share (“Preferred Stock”), of which no shares are issued and outstanding.

(b) The outstanding shares of Common Stock are owned by as set forth on Schedule 3.5(a).

(c) The outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom.

(d) Except as set forth on Schedule 3.5(d), there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), phantom stock, stock appreciation rights, proxy or stockholder agreements or agreements of any kind for the purchase or acquisition from the Company of any of its securities. No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities of the Company or rights to purchase equity securities of the Company provides for acceleration or other changes in the vesting provisions or other terms of such securities, as the result of any merger, sale of stock or assets, change in control or other similar transaction by the Company. The Company is not a party or subject to any agreement or understanding and, to the Company’s Knowledge, there is no agreement or understanding that affects or relates to the voting or giving of written consents with respect to any securities of the Company or the voting by a director of the Company.

3.6 No Subsidiaries or Predecessors.

(a) The Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, association or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

(b) The Company has no predecessors, whether by way of succession by merger, consolidation or other business combination with another entity or transfer of all or substantially all of another entity’s assets, or otherwise.

3.7 Contracts and Other Commitments. Schedule 3.7(a) lists all written contracts, agreements, leases, commitments, instruments, arrangements and understandings (“Contracts”), to which the Company is a party which require payments by either party thereto in excess of $25,000 or are otherwise material to the Company (the “Material Contracts”), except for those contracts which arose in the ordinary course of business. The Material Contracts are valid and legally binding on the Company, are in full force and effect and are enforceable in accordance with their respective terms. The Company has not assigned, mortgaged, pledged, encumbered or otherwise hypothecated any of its right, title or interest under the Material Contracts. Except as set forth on Schedule 3.7(b), neither the Company nor, to the Company’s Knowledge, any other party thereto is in violation of or in default in respect of any Material Contract. No written notice or other written communication has been received by the Company claiming any such violation or default by the Company.

3.8 Related Party Transactions. Except as set forth on Schedule 3.8(a), no employee, officer, director or stockholder of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). Except as set forth on Schedule 3.8(b), to the Company’s Knowledge, none of such persons has any direct or indirect ownership interest in any entity with which the Company is affiliated or with which the Company has a business relationship, or any entity that competes with the Company, except that employees, officers, directors or stockholders of the Company and members of their immediate families may own stock (not in excess of 5% of the outstanding stock) in publicly traded companies that may compete with the Company. Except as set forth on Schedule 3.8(c), to the Company’s Knowledge, no employee, officer, director or stockholder of the Company or member of his or her immediate family is, directly or indirectly, interested in any Contract to which the Company is a party.

3.9 Registration Rights. Except as provided in Section 2.4 hereof, the Company is not under any obligation and has not granted to any Person any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued.

3.10 Permits. The Company has all franchises, permits, licenses, approvals and similar authorizations necessary for the conduct of its business as now being conducted by it, the lack of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and to the Company’s Knowledge, it can obtain any such authorization for the conduct of its business as presently planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authorizations.

3.11 Compliance. The Company is not in violation or default of any provision of its Articles of Incorporation, as amended, or By-laws or in material default of any provision of any mortgage, indenture, agreement, instrument or contract to which it is a party or by which the Company or its assets or properties are bound or of any federal, state or local judgment, order, writ, decree, statute, rule, or regulation applicable to the Company or its business, except for such defaults which would not result in a Material Adverse Effect to the Company. The execution, delivery and performance by the Company of this Agreement and each Ancillary Agreement, and the consummation of the transactions contemplated hereby and thereby, will not result in any such violation or default or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge or encumbrance upon any assets or properties of the Company (other than Permitted Encumbrances) or to the Company's knowledge, the suspension, revocation, impairment, forfeiture or nonrenewal of any material franchise, permit, license, approval or authorization applicable to the Company, its business or operations, or any of its assets or properties.

3.12 Litigation. Except as set forth on Schedule 3.12, there is no action, suit, proceeding or investigation pending or, to the Company’s Knowledge, threatened against or affecting the Company that questions the validity of this Agreement or any Ancillary Agreement or the right of the Company to enter into such agreements and instruments, or to consummate the transactions contemplated hereby or thereby, or that would result, either individually or in the aggregate, in any Material Adverse Effect. The foregoing includes, without limitation, any action, suit, proceeding or investigation pending or to the Company's knowledge threatened involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, their obligations under any agreements with former employers. The Company is not a party to or, to the Company’s Knowledge, named in or subject to any order, writ, injunction, judgment or decree of any court, government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company currently intends to initiate.

3.13 Complaints, Recalls. The Company has received no customer complaints and has not issued any recalls with respect to alleged defects in its products (or the design thereof). The Company has not received any complaint, inquiry or other communication from the Federal Trade Commission or any other federal or state regulatory agency regarding the production, marketing, sale or distribution of the Company’s products.

3.14 Offering. Subject to the truth and accuracy of each Investor’s representations set forth in this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

3.15 Title to Property and Assets; Leases. Except (i) for liens for current taxes not yet delinquent, (ii) for liens imposed by law and incurred in the ordinary course of business for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, (iii) for liens in respect of pledges or deposits under workers’ compensation laws or similar legislation or (iv) for minor defects in title, none of which, individually or in the aggregate, materially interfere with the use of such properties and assets (“Permitted Encumbrances”), the Company has good and marketable title to its properties and assets free and clear of all mortgages, liens, claims and other encumbrances. With respect to the properties and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of any mortgages, liens, claims or encumbrances, subject to clauses (i)-(iv) above.

3.16 Financial Statements and Auditors. Schedule 3.16(a) contains the Company’s unaudited financial statements (balance sheet and statement of operations, statement of stockholders’ equity and statement of cash flows, including notes thereto) at ____ and ____, and for the periods then ended (collectively the “Financial Statements”). The Financial Statements have been prepared on the accounting basis used by the Company for income tax purposes, which is a comprehensive basis of accounting other than GAAP, and do not contain all footnotes required by GAAP. The Financial Statements fairly present in all material respects the financial condition and results of operations of the Company as of the dates, and for the periods, indicated therein. Except as set forth in the Financial Statements and as incurred in the ordinary course of business since _____, the Company has no liabilities or obligations of any nature whatsoever, whether known or unknown, whether accrued, absolute, contingent or otherwise, and whether due or to become due (“Liabilities”), nor to the Company’s Knowledge is there any basis for the assertion against the Company of any Liabilities. The Company is not a guarantor or indemnitor of any indebtedness of any other Person. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

3.17 Absence of Certain Changes. Except as set forth on Schedule 3.17, since ___, there has not been with respect to the Company:

(a) any change in the business, assets, properties, liabilities, financial condition, results of operations or prospects of the Company, except changes in the ordinary course of business that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, assets, properties, financial condition, results of operations or material prospects of the Company (as such business is presently conducted and as it is presently proposed to be conducted);

(c) any waiver or compromise by the Company of a material right or of a material debt owed to it;

(d) any satisfaction or discharge of any mortgage, lien, claim or other encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, assets, properties, financial condition, results of operations or prospects of the Company (as such business is presently conducted and as it is presently proposed to be conducted);

(e) any material change, termination or amendment to a Material Contract;

(f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g) any sale, assignment or transfer of any material patents, trademarks, copyrights, trade secrets or other intangible assets;

(h) any resignation or termination of employment of any officer or key employee of the Company, and to the Company’s Knowledge, any impending resignation or termination of employment of any such officer or key employee;

(i) receipt of notice that there has been a loss of, or material order cancellation by, any material customer of the Company;

(j) any mortgage, pledge, transfer of a security interest in, lien or other encumbrance with respect to any of the Company’s properties or assets, except liens for taxes not yet due or payable or contested by the Company in good faith;

(k) any loans or guarantees made by the Company to or for the benefit of its employees, officers, directors or stockholders, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(l) any declaration, setting aside, or payment of any dividend or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase or other acquisition by the Company of any such capital stock;

(m) to the Company’s Knowledge, any other event or condition of any character that would materially and adversely affect the business, assets, properties, financial condition, results of operations or material prospects of the Company (as such business is presently conducted and as it is presently proposed to be conducted); or

(n) any agreement or commitment by the Company to do any of the things described in this Section 3.17.

3.18 Intellectual Property.

(a) The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, designs, computer software, know-how and proprietary rights and processes necessary for its business as presently conducted and as proposed to be conducted without any conflict with, or infringement of the rights of, other Persons. Neither the Company nor any of its licensors is a party to any litigation involving Company Intellectual Property and/or Licensed Intellectual Property (collectively, “Intellectual Property”). The Company is not a party to any opposition relating to the intellectual property of any other Person.

(b) Schedule 3.18(A) contains a complete list of all patents, trademarks, service marks and copyrights, and pending applications with respect thereto, owned by the Company (collectively, “Company Intellectual Property”). All of the Company Intellectual Property is owned by the Company free and clear of all liens and encumbrances. From the Company’s inception, there have been no challenges to the Company’s ownership rights in Company Intellectual Property. Schedule 3.18(B) contains a complete list of all patents, trademarks, service marks and copyrights, and pending applications with respect thereto, licensed to the Company (collectively, “Licensed Intellectual Property”). Except as set forth on Schedule 3.18(C), all of the Licensed Intellectual Property is exclusively licensed to the Company for all uses necessary for the Company’s business as now conducted and as currently proposed to be conducted. The Company is not in material breach of any agreement relating to Licensed Intellectual Property. To the Company's Knowledge, no third party is infringing or otherwise violating the Intellectual Property. Schedule 3.18(D) contains a complete list of all agreements under which the Company is licensed or is otherwise permitted, or licenses or otherwise permits a third party, to use any of the Intellectual Property. To the Company’s Knowledge, the Company’s business as now conducted and as proposed to be conducted does not infringe, or conflict with, any patents, trademarks, services marks, trade names, copyrights, trade secrets or other proprietary rights or processes of any other Person. Except as set forth on Schedule 3.18(E) within the last 5 years, the Company has not received any notice or claim, written or oral, that its business as now conducted or as proposed to be conducted infringes, or conflicts with, any patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights or processes of any other Person. All of the issued patents within Intellectual Property are valid and enforceable. No third party is challenging or has challenged the validity or enforceability of the Intellectual Property. None of the issued patents within Intellectual Property has expired. Each of the pending patent applications within Intellectual Property was properly filed and is being diligently prosecuted. None of the pending patent applications within Intellectual Property is under final rejection. There are no interferences or oppositions pending or to the Company's Knowledge contemplated with respect to any patents or patent applications within Intellectual Property. None of the issued patents within Intellectual Property has been, or presently is, the subject of a reissue proceeding. None of the issued patents within Intellectual Property has been, or presently is, the subject of a reexamination proceeding. There have been no inventorship challenges with respect to any pending patent application or issued patent within Intellectual Property.

(c) To the Company's Knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s best efforts to promote the interests of the Company or that would conflict with the Company’s business as presently conducted or as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as presently conducted or as currently proposed to be conducted, will, to the Company’s Knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. To the Company’s Knowledge, it is not nor will it be necessary to use any inventions of any of its employees (or persons it currently intends to hire as employees) made prior to their employment by the Company.

3.19 Employees; Employee Compensation. There is no strike, labor dispute or union organization activities pending or to the Company’s Knowledge threatened with respect to the Company’s employees. None of the Company’s employees belongs to any union or collective bargaining unit. The Company has complied in all material respects with all applicable federal, state and local equal opportunity and other laws related to employment. Except as set forth on Schedule 3.19, the Company is not a party to any, employment contract, or bound by any currently effective, and has never maintained or contributed to deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation or benefit plan or agreement. To the Company’s Knowledge, no officer or key employee intends to terminate his or her employment with the Company.

3.20 Tax Returns, Payments and Elections.

(a) The Company has filed all Tax Returns which are required to be filed by it, except for those Tax Returns listed on Schedule 3.20, as to which the Company has obtained presently effective extensions, and the Company has not received notice from the Internal Revenue Service of intent to terminate any such extension. To the Company's knowledge, such Tax Returns are true, correct and complete in all material respects. All Taxes owed by the Company, whether or not shown on any Tax Return, have been timely paid, except with respect to Taxes which the Company is challenging in good faith and which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Tax Returns of the Company have not been audited by the Internal Revenue Service or other applicable Tax authority, and no controversy with respect to Taxes of any type is pending or, to the Company’s Knowledge, threatened. Since the date of the Financial Statements, the Company has made adequate provision on its books of account for all Taxes, assessments and governmental charges with respect to its business, assets, properties and operations for such period.

(b) The Company has never been an S corporation within the meaning of Sections 1361 and 1362 of the Code at any time during its existence. The Company has never been the common parent or a member of any affiliated group of corporations filing a consolidated federal income tax return. The Company is not a party to any tax sharing agreement or other arrangement pursuant to which it could be liable for any Taxes of any Person. The Company has not filed a consent under Section 341(f) of the Code regarding collapsible corporations.

(c) The Company has withheld and paid all Taxes required to have been withheld and paid with respect to amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. All independent contractors are properly classified as such.

3.21 Insurance. Schedule 3.21 contains a description of each insurance policy maintained by the Company (or which names the Company as an additional insured) with respect to its properties, assets and business, or with respect to any key employees of the Company, and each such policy is presently in full force and effect. The Company is not in default with respect to any insurance policy maintained by it.

3.22 Environmental and Safety Laws. The Company, the operation of its business, and any real property that the Company owns, leases or otherwise occupies or uses (the “Premises”) are to the Company’s Knowledge in material compliance with all applicable Environmental Laws and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws. For the purposes of this Agreement, the term “Environmental Laws” shall mean any federal, state or local law or ordinance or regulation pertaining to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001, et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq.

3.23 Real Property Holding Corporation. The Company is not and has never been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code and any regulations promulgated thereunder.

3.24 Foreign Corrupt Practices Act. The Company has not taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules and regulations thereunder. To the Company’s Knowledge, there is not now, and there has never been, any employment by the Company of, or beneficial ownership in the Company by, any governmental or political official in any country in the world.

3.25 Brokers or Finders. Except for the Placement Agents and as otherwise set forth in Schedule 3.25, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement.

3.26 Disclosure. Neither this Agreement nor any Ancillary Agreement nor any written statement or certificate made or delivered by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

4. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.

Each Investor hereby represents, severally and not jointly, to the Company as follows:

4.1 Authorization. Such Investor has the requisite power and authority to enter into this Agreement and the exhibits and schedules attached hereto and each Ancillary Agreement to which such Investor is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes, and each Ancillary Agreement to which such Investor is a party, when executed and delivered, will constitute, a valid and legally binding obligation of such Investor, enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.2 Investment. The Shares to be purchased by such Investor will be purchased for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of the Shares.

4.3 Accredited Investor. Such Investor is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

4.4 Access to Information. Such Investor has received, read carefully and is familiar with this Agreement and the Company’s business, plans and financial condition and the terms of the offer and sale of the Shares. Such Investor has received all materials which have been requested by such Investor, has had a reasonable opportunity to ask questions of the Company and its representatives; and the Company has answered all inquiries that such Investor or its representatives have put to it. Such Investor has had access to all additional information necessary to verify the accuracy of the information set forth in this Agreement and any other materials furnished with this Agreement, and has taken all the steps necessary to evaluate the merits and risks of an investment as proposed under this Agreement.

4.5 Experience and Knowledge of Investor. Such Investor or its purchaser representative has such knowledge and experience in finance, securities, investments and other business matters so as to be able to protect the interests of such Investor in connection with this transaction, and such Investor's investment in the Company under this Agreement is not material when compared to its total financial capacity.

4.6 General Solicitation. Such Investor is not subscribing for the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or on the internet or any web-site, or presented at any seminar or meeting, or any solicitation of a subscription by a person other than a representative of the Company or the Placement Agent with which the Investor had a pre-existing relationship in connection with investments in securities generally.

4.7 Restricted Securities. Such Investor understands that the Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom.

4.8 Legend. To the extent applicable, each certificate or other document evidencing any of the Shares shall be endorsed with the legend in the form set forth below:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT AN EXEMPTION THEREFROM IS AVAILABLE.”

4.9 Risk Factors. Such Investor recognizes that the investment in the Company involves significant risks. Such Investor has read and understands the risk factors set forth in Exhibit B attached hereto. Such Investor can afford to bear such risks, including, without limitation, the risk of losing the entire investment.

4.10 Brokers or Finders. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of such Investor who might be entitled to any fee or commission from such Investor or any of its Affiliates in connection with the transactions contemplated by this Agreement.

5. CONDITIONS OF THE INVESTORS’ OBLIGATIONS AT CLOSING. The obligations of each Investor to purchase the Shares are subject to the fulfillment or waiver at or before the Closing of each of the following conditions:

5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true and correct in all material respects (except for representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

5.2 Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement and any Ancillary Agreement that are required to be performed or complied with by it on or before the Closing.

5.3 Compliance Certificate. The President of the Company shall deliver to each Investor at the Closing a certificate certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled.

5.4 Consents. All consents, authorizations, approvals and permits of any Person that are required in connection with the issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and be effective as of the Closing.

5.5 No Material Adverse Change. Since _____, there shall have been no material adverse changes to the business, assets, properties, financial condition or results of operations of the Company.

5.6 Proceedings. All corporate and other proceedings and all documents incidental to the transactions involved in the purchase of the Shares by the Investors shall be reasonably satisfactory in substance and form to the participating Investors and their counsel, and the participating Investors and their counsel shall have received all such counterpart originals or certified or other copies of such documents as the participating Investors and their counsel may reasonably request, including, without limitation, the following:

(a) Certificates, as of the most recent practicable dates prior to the Closing, as to the good standing of the Company issued by the Secretary of State of the State of ___;

(b) The Company’s Bylaws, as amended to date, certified by the Company’s Secretary as of the date of the Closing; and

(c) Resolutions of the Board of Directors authorizing and approving all matters in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, certified by the Secretary of the Company as of the date of the Closing.

5.7 Related Agreements and Instruments. The Company shall have delivered the Shares duly executed by the Company to the Investors.

5.8 Due Diligence and No Material Adverse Change. The Company shall have provided each Investor access to information as such Investor has reasonably requested in connection with its due diligence review and such Investor shall have concluded its due diligence review of the Company to its complete satisfaction and shall be reasonably satisfied that there has been no material adverse change in the business, operations, financial condition or prospects of the Company.

5.9 Opinion of Counsel. At the Closing, the Placement Agents shall receive the opinion of Nixon Peabody LLP, counsel to the Company, dated as of the date of the Closing, which opinion shall be reasonably acceptable to the Placement Agents' counsel and in the form attached hereto as Exhibit C.

6. CONDITIONS OF THE COMPANY’S OBLIGATIONS AT CLOSING. The obligations of the Company to each Investor to sell the Shares to such Investor are subject to the fulfillment or waiver at or before the Closing of each of the following conditions:

6.1 Representations and Warranties. The representations and warranties of such Investor contained in Section 4 shall be true and correct in all material respects on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

6.2 Consents. All consents, authorizations, approvals and permits of any Person that are required in connection with the issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and be effective as of the Closing.

7. MISCELLANEOUS.

7.1 Survival. Except as otherwise provided in this Agreement, all representations, warranties, covenants and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of 18 months.

7.2 Indemnification.

(a) The Company hereby agrees to indemnify and hold harmless each of the Investors, their respective affiliates and respective officers, directors, partners, members, shareholders, employees and agents (collectively, the “Investors’ Indemnitees”) from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies (collectively, “Indemnitee Losses”), and agrees to reimburse the Investors’ Indemnitees for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred and paid by the Investors’ Indemnitees and to the extent arising out of or in connection with: (i) any material misrepresentation or material breach of any of the Company’s representations or warranties contained in this Agreement or the annexes, schedules or exhibits hereto; or (ii) any failure by the Company to perform any of the Company’s covenants, agreements, undertakings or obligations set forth in this Agreement or the annexes, schedules or exhibits hereto. The maximum aggregate liability of the Company for claims pursuant to this Section 7.3 shall be the Purchase Price. Notwithstanding anything to the contrary contained herein, the Company shall not have any liability for indemnification pursuant to this Section 7.3 until the aggregate Indemnitee Losses are in excess of 10% of Purchase Price, at which point the Company shall only be liable for the amount of Indemnitee Losses in excess of such amount.

(b) Promptly after receipt by any indemnitee seeking indemnification pursuant to this Section 7.3 of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a “Claim”), the indemnitee seeking indemnification therefor (an “Indemnified Party”) promptly shall notify the party against whom indemnification pursuant to this Section 7.3 is being sought (the “Indemnifying Party”) of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is prejudiced by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all Liabilities with respect to such Claim or judgment.

(c) In the event an Indemnified Party shall have a claim for indemnification hereunder that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party. If the Indemnified Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or, failing any such agreement, by order or judgment of a court of appropriate jurisdiction.

7.3 Notices. All notices and other communications required or permitted under this Agreement shall be deemed to have been duly given and made if in writing and if served either by personal delivery to the party for whom intended (which shall include delivery by Federal Express or similar nationally-recognized service) or three (3) business days after being deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail bearing the following address for, or such other address as may be designated in writing hereafter by, such party:

(a)	If to the Investors

See Schedule A

with a copy to:

Cozen O’Connor
The Army & Navy Club Building
1627 I Street, NW Suite 1100
Washington, DC 20006
Attn: F. Alec Orudjev, Esq.

If to the Company:

Morlex, Inc.
Attn: Richard Berman
420 Lexington Avenue, Suite 450
New York, NY 10170

With a copy to:

Nixon Peabody
Attn: Jane Greyf
437 Madison Avenue
New York, NY 10022
fax: (866) 516-0358

7.4 Waiver. No delay on the part of any party hereto with respect to the exercise of any right, power, privilege or remedy under this Agreement or any of the Ancillary Agreements shall operate as a waiver thereof, nor shall any exercise or partial exercise of any such right, power, privilege or remedy preclude any further exercise thereof or the exercise of any other right, power, privilege or remedy. No modification or waiver by any party hereto of any provision of this Agreement or any of the Ancillary Agreements, or consent to any departure by any other party therefrom, shall be effective other than in the specific instance and for the purpose for which given.

7.5 Remedies. The rights, powers, privileges and remedies hereunder and under the Ancillary Agreements are cumulative and not exclusive of any other right, power, privilege or remedy the parties hereto would otherwise have.

7.6 Entire Agreement. This Agreement and the Ancillary Agreements constitute the entire agreement and understanding among the Investors and the Company, and supersede all prior agreements and understandings, relating to the subject matter hereof.

7.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

7.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile signatures shall bind the parties hereto and to the Ancillary Agreements to the same extent as original signatures.

7.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction.

7.10 Cross References. References in this Agreement to any section are, unless otherwise specified, to such section of this Agreement.

7.11 Headings. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

7.12 Exhibits and Schedules Incorporated. The exhibits and schedules to this Agreement are incorporated into and constitute an integral part of this Agreement.

7.13 Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement will be effective unless such modification, amendment or waiver is approved in writing by the Company and the Majority Investors; provided, however, that to the extent that any such modification, amendment or waiver does not apply equally to each Investor, consent to any such modification, amendment or waiver shall be required from each such Investor that is treated less favorably than those approving the same to be binding upon such Investor. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement.

7.14 Liability for Brokers or Finders. The Company will pay and/or hold the Investors harmless against the payment of any and all Liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or the Ancillary Agreements incurred, directly or indirectly, as a result of any action taken by the Company.

7.15 Injunctive Relief. In the event of a breach or threatened breach by any party of any of its representations, warranties, covenants or other agreements hereunder, any other party shall be entitled to an injunction or similar equitable relief restraining such party from committing or continuing any such breach or threatened breach or granting specific performance of any action required to be performed by such party under any such provision.

7.16 Binding Effect. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties (including transferees of the Shares). Neither party shall be permitted to assign any of its rights or delegate any of its obligations under this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Any attempted assignment or delegation by a party hereto not in accordance with this Section 7.16 shall be void.

7.17 Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or any Ancillary Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.

7.18 Rights of Investors. Each holder of the Shares shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement or any thereof, including without limitation the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such holder shall not incur any liability to any other holder or holders of the Shares with respect to exercising or refraining from exercising any such right or rights.

7.19 Exculpation Among Investors. Each Investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents, employees or representatives of any Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares.

7.20 Construction. The parties hereto agree that this Agreement is the product of negotiations between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in, and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentem. As used in this Agreement, the word “including” shall mean “including without limitation” and the masculine gender shall include the feminine and the neuter gender.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MORLEX, INC.

By:
Name:
Its:

INVESTOR SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

INVESTOR:

By:
Its:

By:
Name:
Title:

SCHEDULE A

INVESTORS

Investor Name/Address	Payment

Total	$

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

EXHIBIT B

RISK FACTORS

EXHIBIT C

FORM OF LEGAL OPINION